Exhibit 99.1

FOR IMMEDIATE RELEASE Contact: Fred Zinn, President and CEO Phone: (914) 428-9098 Fax: (914) 428-4581 E Mail: Drew@drewindustries.com

Drew Announces Executive Succession

White Plains, New York – February 12, 2013 - Drew Industries Incorporated (NYSE:DW) announced today that Fred Zinn, President and Chief Executive Officer, will retire effective May 10, 2013. Jason D. Lippert, Chairman and Chief Executive Officer of Lippert Components and Kinro, subsidiaries of Drew, has been named to succeed Mr. Zinn as Chief Executive Officer of Drew. This transition is the result of a comprehensive succession process initiated by the Board of Directors in 2011.

Mr. Zinn, who will turn 62 in March, has been an executive officer since 1986, serving as President and a Director since 2008 and as CEO since 2009. While Mr. Zinn will not stand for re-election as a Director, he will serve as a consultant to Drew through 2013.

Mr. Lippert, age 40, has served as Chairman and Chief Executive Officer of Lippert Components and Kinro, and as a Director of Drew, for the past six years, and will continue in these positions. Mr. Lippert has held various executive positions at Lippert Components and Kinro since 1998.

Scott Mereness, age 41, has been appointed President and Chief Operating Officer of Drew effective May 10, 2013. Mr. Mereness will continue to serve as President of Lippert and Kinro, as he has since 2010. Mr. Mereness has held various executive positions at Lippert and Kinro since 2001.

Leigh J. Abrams, Chairman of the Board of Drew, stated “Fred has been Drew’s CEO through very challenging times, including the ‘Great Recession,’ and he has helped guide our strong growth that followed. In the past four years, Drew has generated over $200 million in operating cash flow, enabling the Company to complete 13 acquisitions, pay nearly $80 million in special dividends to stockholders, and still close 2012 with no debt. The Board is grateful for the substantial contributions Fred has made to Drew for more than 30 years, first as CFO and then during his distinguished tenure as CEO and a Director.”

Abrams continued, “This carefully conceived leadership transition brings Jason Lippert and Scott Mereness to Drew’s top executive positions. Both these executives are highly experienced, and they have the vision, energy and ability to lead the Company through its next phase of growth.”

“I have been privileged and proud to work for this vibrant Company,” stated Zinn. “After more than three decades with Drew Industries, it’s time to transfer Drew’s executive responsibilities to a new generation. Jason is an exceptionally talented leader, and he has been key to the Company’s success. Since he assumed an executive role more than a decade ago, Drew’s market share has grown consistently and significantly. Jason has gained the respect of business executives throughout the industries we serve. He has developed an outstanding team of executives with proven leadership capabilities and extensive experience in our industries.”

Lippert said, “We will continue our strategic initiatives to enhance Drew’s cash flow and profitability. We intend to accomplish this by providing the highest quality products and superior service, both to our existing customers, and to new customers in the adjacent markets we have been developing in accordance with our ongoing strategic planning process. We have always provided our customers with products that add value and offer innovative solutions to their business needs. It is essential that we maintain our outstanding reputation among both our customers and the investment community.

“Scott Mereness has provided Drew with exceptional operational leadership for more than a decade. Scott and I have worked closely together for over 15 years, with an emphasis on attracting and developing the best possible talent for every aspect of the Company,” added Lippert. “Together with our extraordinary management team and dedicated employees, Scott and I will continue to develop strategic plans to benefit Drew, including our stockholders, employees, and customers.”

Drew also announced the relocation of its corporate headquarters from White Plains, New York to Elkhart County, Indiana, the location of the corporate headquarters of Lippert Components and Kinro, and where more than 80 percent of all RVs produced in the U.S. are manufactured. Consolidating Drew’s corporate functions with its Indiana-based manufacturing operations will be both cost-effective and result in an even greater exchange of ideas and expertise between Drew’s management team and executives across the RV and manufactured housing industries.

Joseph S. Giordano III, age 44, Chief Financial Officer and Treasurer of Drew since 2008 and Corporate Controller from 2003 to 2008, will relocate to Indiana and continue to serve as Chief Financial Officer and Treasurer. “For the past decade, Joe has played a crucial role in our success,” said Abrams, “and we are delighted that we can continue to rely on his broad knowledge and experience.”

Drew also announced that Harvey F. Milman, age 71, who has served as General Counsel then Chief Legal Officer of Drew since 1969, will retire effective July 31, 2013. Mr. Milman will continue to serve as a consultant to Drew through 2014. “On behalf of the Board of Directors, we are most grateful for the advice and counsel Harvey has provided us over the years,” stated Abrams. Mr. Milman will be succeeded by Robert A. Kuhns, age 47. For the past thirteen years Mr. Kuhns was a partner in the corporate group at the Minneapolis offices of Dorsey & Whitney, a full-service global law firm. Mr. Kuhns has extensive experience with a broad range of corporate, acquisition and securities matters.

As a result of Drew’s leadership transition and corporate relocation, the Company will record a pre-tax charge of approximately $3.3 million, including $1.5 million in the fourth quarter of 2012, and the balance in the first and second quarters of 2013, related to contractual obligations for severance and the acceleration of equity awards. Upon completion of the transition, the Company will save an estimated $2 million annually in general and administrative costs.

About Drew

Drew, through its wholly-owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs, manufactured homes, modular housing, truck caps and buses, and trailers used to haul boats, livestock, equipment and other cargo. Currently, from 30 factories located throughout the United States, Drew serves most major national manufacturers of RVs and manufactured homes. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, acquisitions, plans and objectives of management, markets for the Company's Common Stock and other matters. Statements in this press release that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 27A of the Securities Act of 1933 (the "Securities Act").

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this press release, and in our subsequent filings with the Securities and Exchange Commission (“SEC”).

There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel, steel-based components, and aluminum) and other components, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, availability and costs of labor, inventory levels of retail dealers and manufacturers, levels of repossessed manufactured homes and RVs, changes in zoning regulations for manufactured homes, sales declines in the industries to which we sell our products, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the successful integration of acquisitions, realization of efficiency improvements, interest rates, oil and gasoline prices, and the outcome of litigation. In addition, international, national and regional economic conditions and consumer confidence affect the retail sale of products for which we sell our components.